CONSULTING AGREEMENT

THIS AGREEMENT MADE AS OF THE 1ST DAY OF JULY 2004 (the "Effective Date").

BETWEEN:

NETFONE SERVICES, INC., a Canadian Corporation with a business office at 1108 - 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3;

(the "Company")

AND:

RAFEH HULAYS, an individual resident at Suite 3306, 1128 Alberni Street, Vancouver, British Columbia, V6E 2Y3;

(the "Consultant").

WHEREAS the Consultant has management expertise relevant to the Company's business (the "Consultant's Expertise");

AND WHEREAS the Company would like access to the Consultant's Expertise;

AND WHEREAS the Company has agreed to retain the consulting services of the Consultant (the "Consulting Services") and the Consultant has agreed to provide Consulting Services to the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1. Engagement

1.1 The Consultant hereby agrees to make available to the Company the Consultant's Expertise, such to be provided upon the terms and conditions contained in this Agreement.

2. Duration of Service

2.1 This Agreement shall be in effect until terminated by either party, for any reason whatsoever and without the obligation to provide reasons, on 30 days advance written notice to the other.

3. Remuneration

3.1 As consideration for the Consulting Services provided to the Company, the Company agrees to:

(a) pay the Consultant $3,666.00 per month

(b) expenses that are associated with the performance of service

4. Duties of Consultant

4.1 The Consultant shall:

(a) conform to all lawful instructions and directions from time to time given to it by the Directors of the Company;

(b) devote sufficient time and attention to the business and affairs of the Company; and

(c) well and faithfully serve the Company and use its best efforts to promote the interests of the Company.

5. Non-Exclusive

5.1 The Consultant will have the right to continue providing consulting services under existing consulting agreements and to enter into other consulting agreements so long as such other consulting agreements do not conflict with the provision of the Consulting Services to the Company. For clarification, this is not an exclusive engagement by the Company and the Company shall have the right to engage other consultants to perform the same services as described in this Agreement. Likewise the Consultant shall have the right to provide services to other companies so long as her doing so does not conflict with any provisions contained in this Agreement, and specifically Paragraphs 1, 4 and 7.

6. Relationship

6.1 The Consultant shall at all times be an independent contractor with control over the manner and means of its performance of the Consulting Services.

7. Confidentiality and Proprietary Rights

7.1 The Consultant acknowledges and agrees that all right, title and interest to any work, plans or ideas related to the business of the Company and performed or conceived by the Consultant in the performance of the Consulting Services ("Work Product") shall be owned by the Company.

7.2 The Consultant agrees that any Work Product created by the Consultant in furtherance of any work or service rendered to the Company by the Consultant, either developed solely or jointly with any other party, shall be the sole and exclusive property of the Company. The Company is and shall be the sole owner of all copyrights, patents and other intellectual property rights in the Work Product.

7.3 The Consultant hereby assigns to the Company any rights the Consultant may have or acquire in the Work Product and waives all claims whatsoever with respect to the Work Product including any moral rights he may have in the Work Product or to its use including the right to restrain or claim damages for any modification of the Work Product or any part thereof whatsoever, and to restrain use or reproduction of the Work Product in any context, and in connection with any product or service. At any and all times, either during or after termination of this Agreement the Consultant shall promptly, on the request of the Company, perform all such acts and execute and deliver all such documents that may be necessary to vest in the Company the entire right, title and interest in and to any Work Product.

7.4 The Company agrees that general knowledge and experience gained by the Consultant prior to or during the Consultant's retainer by the Company, including general techniques, and methods not protected by intellectual property rights and developed by the Consultant and not specific to the Work Product, may be used by the Consultant at any time prior to, during or subsequent to his engagement.

7.5 For the purposes of this section "Confidential Information" means any information identified or reasonably identifiable as confidential and proprietary information of the Company concerning its business interests and which is not generally available to third parties, including business and marketing plans, computer software and related documentation (including all modifications, enhancements and versions thereof) and all notes, memoranda, or summaries prepared by the Consultant in connection with his performance of the Consulting Services. The Consultant agrees that he shall keep confidential and not, directly or indirectly, divulge or disclose to anyone nor use (except in the performance of the Consulting Services) or otherwise appropriate Confidential Information of the Company, during the term of this Agreement and for a period of 5 years thereafter; unless the Consultant can clearly prove that the Confidential Information:

(a) is or has become readily available to the public in the same form, other than through a breach of this Agreement;

(b) was lawfully obtained in the same form by the Consultant from an independent third party without breach of this Agreement and which did not originate from the Company; or

(c) was in the Consultant's possessions in the same form prior to the Consultant's disclosure of such information and did not originate from the Company.

8. General

8.1 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

8.2 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

8.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

8.4 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

8.5 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

8.6 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by postage prepaid double registered mail addressed as follows:

To the Company:

NetFone Services, Inc.
#1108 - 1030 W. Georgia Street
Vancouver, British Columbia
V6E 2Y3

Attention: The President

To the Consultant:

Rafeh Hulays
Suite 3306
1128 Alberni Street
Vancouver, BC, V6E 2Y3

or to such other address as may be given in writing by the Company or the Consultant and shall be deemed to have been received, if delivered, on the date of delivery and if mailed then on the fifth business day following the posting thereof.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

NETFONE SERVICES INC.

Per:

/s/ Rafeh Hulays

Signature

Rafeh Hulays

Name

President

Title

July 1, 2004

Date of Execution
SIGNED, SEALED & DELIVERED by RAFEH HULAYS in the presence of: /s/ Jaishrey Kartha Signature of Witness Name: Jaishrey Kartha Address: Occupation: Student	) ) ) ) ) /s/ Rafeh Hulays ) RAFEH HULAYS ) ) ) ) ) ) ) )